APPALOOSA PARTNERS INC.

By:    /s/ David A. Tepper             8/18/03
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       David A. Tepper, President      Date


APPALOOSA INVESTMENT LIMITED PARTNERSHIP I
By:  Appaloosa Management L.P., its general partner
By:  Appaloosa Partners Inc., its general partner

By:    /s/ David A. Tepper             8/18/03
       --------------------------      -------
       David A. Tepper, President      Date

PALOMINO FUND LTD.
By:  Appaloosa Management L.P., its investment adviser
By:  Appaloosa Partners Inc., its general partner
By:    /s/ David A. Tepper             8/18/03
       --------------------------      -------
       David A. Tepper, President      Date